UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2012 (August 25, 2012)

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 25, 2012, Kenexa Corporation (“Kenexa”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and Jasmine Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub will merge with and into Kenexa, and Kenexa will become a wholly owned subsidiary of IBM (the “Merger”). If the Merger is completed, Kenexa’s shareholders will be entitled to receive $46.00 in cash (the “Merger Consideration”) for each share of Kenexa’s common stock owned by them as of the date of the Merger.

The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by Kenexa’s shareholders, the continuing accuracy of Kenexa’s and IBM’s respective representations and warranties, and the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions. The dates for closing the Merger and for Kenexa’s shareholder meeting to vote on adoption of the Merger Agreement have not yet been determined.

Kenexa has made representations and warranties related to its business and operations and has agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Kenexa’s business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals for alternative transactions, holding a meeting of shareholders for the purposes of voting to adopt the Merger Agreement, governmental filings and approvals and public disclosures.

The Merger Agreement contains certain termination rights of IBM and Kenexa and provides that, under specified circumstances, upon the termination of the Merger Agreement, Kenexa will be required to pay IBM a termination fee of $52 million and reimburse IBM for up to $5 million of expenses it incurred in connection with the transaction.

Under the Merger Agreement, equity awards exercisable or convertible into shares of Kenexa’s common stock will either be cancelled and converted into a right to receive a cash payment or, in some cases, converted into comparable awards for IBM common stock, as described in more detail below.

Subject to any provisions to the contrary in an offer letter between an individual employee of Kenexa and IBM (each such agreement, an “Offer Letter”), stock options to acquire Kenexa’s common stock outstanding and unexercised at the effective time of the Merger will be treated in one of the following manners:

•
Each option that either (i) is vested (or will vest in connection with the Merger), (ii) is held by a non-employee director, consultant or independent contractor of Kenexa or any of its subsidiaries or (iii) has an exercise price per share greater than or equal to the Merger Consideration, will be cancelled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancellation a cash payment equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price per share of the option, less applicable tax withholdings.

•
Any option not described above will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger, shares of IBM common stock. The number of shares of IBM common stock underlying such option will be determined by multiplying the number of shares of Kenexa’s common stock underlying such option by an exchange ratio, which is determined by dividing an amount equal to the Merger Consideration by the average closing price of a share of IBM’s common stock on the 20 trading days immediately prior to the closing of the Merger, rounded down to the nearest whole share of IBM’s common stock. The exercise price per share of such converted option will be determined by dividing the exercise price of such option prior to the Merger by the exchange ratio described above, rounded up to the nearest whole cent.

Subject to the terms of any Offer Letter, restricted stock units that are outstanding and unsettled at the effective time of the Merger will be treated in one of the following manners:

•
Each restricted stock unit that either is (i) vested (or will vest in connection with the Merger) or (ii) held by a non-employee director, consultant or independent contractor of Kenexa or any of its subsidiaries will be cancelled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancellation a cash payment equal to the product of the number of shares subject to such restricted stock unit and the Merger Consideration, less applicable tax withholdings.

•
Any restricted stock unit not described above will be converted into a restricted stock unit, on substantially the same terms and conditions as were applicable to such restricted stock unit prior to the Merger, with respect to shares of IBM common stock. The number of shares of IBM common stock underlying such restricted stock unit will be determined by multiplying the number of shares of Kenexa’s common stock underlying such restricted stock unit by the exchange ratio described above, rounded down to the nearest whole share of IBM’s common stock.

Each share of restricted stock that is outstanding at the effective time of the Merger will be converted into the right to receive the Merger Consideration.

Under the Merger Agreement, the 2006 Employee Stock Purchase Plan (the “ESPP”) will be terminated no later than the last trading day before the closing of the Merger, and, if the ESPP remains in effect on the last trading day before the closing of the Merger, amounts credited to the accounts of participants in the ESPP will be distributed to such participants as soon as practicable after the closing of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about IBM, Sub or Kenexa. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Kenexa’s or IBM’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Kenexa or IBM or any of their respective subsidiaries or affiliates.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to obtain shareholder approval or the failure to satisfy other closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in Kenexa’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012. Kenexa undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Kenexa’s ability to complete the Merger is dependent upon shareholder approval and other closing conditions, not all of which are within the control of Kenexa or IBM.

Item 8.01. Other Events.

Press Release

On August 27, 2012, Kenexa issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Shareholder Agreements

As an inducement and condition to the willingness of IBM and Sub to enter into the Merger Agreement, each of Kenexa’s directors and executive officers, which hold approximately 12.4% of Kenexa’s fully diluted common stock outstanding, have executed and delivered to IBM a shareholder agreement (each a “Shareholder Agreement” and, together, the “Shareholder Agreements”) pursuant to which, among other things, each Kenexa director and executive officer agrees to vote the shares of Kenexa common stock held by him or her in favor of the Merger and grant IBM an irrevocable proxy in respect thereof. Each of the Shareholder Agreements is substantially similar to the form of shareholder agreement attached as Exhibit A to the Merger Agreement.

Offer Letters

In connection with the execution of the Merger Agreement, each of Donald F. Volk, James P. Restivo and Archie L. Jones, Jr., each of whom is a named executive officer of Kenexa, entered into an Offer Letter that describes the terms of their employment with IBM following the closing of the Merger and specifies the treatment of their respective Kenexa equity awards.  Under their respective Offer Letters, Messrs. Volk and Jones will be eligible for a bonus with respect to their services during the one-year period following the closing of the Merger, and Mr. Restivo will be eligible for participation in a retention bonus program with respect to his service during the two-year period following the closing of the Merger, in each case, payable for achievement of certain milestones after the closing of the Merger.  Mr. Restivo also waived accelerated vesting of his Kenexa equity awards.  Pursuant to their respective Offer Letters, each of Messrs. Volk, Restivo and Jones released each of Kenexa and IBM from all claims that existed prior to execution of their Offer Letters, contingent on the closing of the Merger.  A description of the terms of the Offer Letters will be included in the Proxy Statement (as defined below).

Item 9.01. Financial Statements and Exhibits.

(d) The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition of Kenexa by IBM, Kenexa intends to file relevant materials with the SEC, including Kenexa’s proxy statement in preliminary and definitive form (the “Proxy Statement”). SHAREHOLDERS OF KENEXA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KENEXA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Kenexa by contacting its Investor Relations department at (866) 888-8121 or InvestorRelations@Kenexa.com.

IBM and its directors and executive officers, and Kenexa and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Kenexa’s common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of Kenexa is set forth in the proxy statement for Kenexa’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2012. Investors may obtain additional information regarding the interest of such participants by reading the definitive Proxy Statement regarding the acquisition when it becomes available. As of March 20, 2012, Kenexa’s directors and executive officers collectively beneficially owned approximately 12.4% of the outstanding shares of Kenexa’s common stock as of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2012	Kenexa Corporation By: /s/ Donald F. Volk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

2.1	Agreement and Plan of Merger, dated August 25, 2012, by and among IBM, Sub, a wholly owned subsidiary of IBM, and Kenexa

99.1	Press release dated August 27, 2012